Exhibit 99.1

MARBLE CAPITAL INCOME AND IMPACT FUND, LP

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR'S REPORT

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Table of Contents

December 31, 2024

Independent Auditor's Report	1 – 2

Consolidated Financial Statements

Consolidated Statement of Assets and Liabilities	3

Consolidated Schedule of Investments	4 – 5

Consolidated Statement of Operations	6

Consolidated Statement of Changes in Partners' Capital	7

Consolidated Statement of Cash Flows	8

Notes to Consolidated Financial Statements	9 – 17

INDEPENDENT AUDITOR'S REPORT

To the General Partner of Marble Capital Income and Impact Fund, L.P.:

Opinion

We have audited the financial statements of Marble Capital Income and Impact Fund, L.P. and subsidiaries (the "Fund”) , which comprise the consolidated statement of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2024, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Houston, Texas

April 25, 2025

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Assets and Liabilities

December 31, 2024

ASSETS
Investments in private operating companies, at fair value (cost $109,568,391)	$113,261,454
Investment in affiliated private investment company, at fair value (cost $40,407,720)	41,864,340
Cash and cash equivalents	5,233,740
Other assets	612,979
Distributions receivable from investments in private operating companies	1,446,344
Distribution receivable from investment in affiliated private investment company	834,011
Dividends receivable	8,162
Total Assets	$163,261,030

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Due to related party	$292,289
Distributions payable	2,125,325
Capital contributions received in advance	2,758,227
Management fee payable	13,085
Accrued expenses	108,957
Total Liabilities	5,297,883

PARTNERS' CAPITAL	157,963,147

Total Liabilities and Partners' Capital	$163,261,030

The accompanying footnotes are an integral part of the consolidated financial statements.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments

December 31, 2024

		Percentage
	Fair	of Partners'
Investments in private operating companies, at fair value	Value	Capital
United States
Real Estate, Common Member
Marble Palms at Cinco Ranch Investor, LLC (1)	$16,952,027	10.73%
Marble Vida Health Village Investor, LLC (2)	6,929,387	4.39
Marble Timbercreek Investor, LLC (3)	2,361,127	1.49
Marble Aspire Lenox Park Investor (4)	23,695,915	15.00
Marble Metropole Investor, LLC (5)	12,925,000	8.18
Marble Shadow Creek Investor, LLC (6)	21,134,897	13.38
Marble Trailside Investor, LLC (7)	15,539,525	9.84
Total Real Estate, Common Member	99,537,878	63.01

Real Estate, Preferred Member
Marble Trailside Investor, LLC (7)	13,723,576	8.69
Total Real Estate, Preferred Member	13,723,576	8.69

Total investments in private operating companies, at fair value (cost $109,568,391)	$113,261,454	71.70%

		Percentage
	Fair	of Partners'
Investment in affiliated private investment company, at fair value	Value	Capital
MC I&I Pref Opco, LP (8) (cost $40,407,720)	41,864,340	26.50
Total investment in affiliated private investment company, at fair value (cost $40,407,720)	$41,864,340	26.50%

(1)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Palms at Cinco Ranch Investor, LLC. Marble Palms at Cinco Ranch Investor, LLC has a 89.9% ownership interest in Palms at Cinco Ranch JV, LLC, which in turn owns 100% of Palms at Cinco Ranch Owner, LLC. Palms at Cinco Ranch Owner, LLC owns and operates Palms at Cinco Ranch, a 200-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $887,206.
(2)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Vida Health Village Investor, LLC. Marble Vida Health Village Investor, LLC has a 66% ownership interest in RPMI 2680 N Orange Ave Venture, LLC which in turn owns 30% in Health Village Apartments Venture, LLC. Health Village Apartments Venture, LLC owns and operates Vida Health Village, a 285-unit multifamily development.
(3)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Timbercreek Investor, LLC. Marble Timbercreek Investor, LLC has 19.13% ownership interest in 614 S 1st Street Investor, LLC, which in turn owns and operates Timbercreek Apartments, a 198-unit multifamily development.
(4)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Aspire Lenox Park Investor, LLC, which in turn owns 78.18% of 1050 Lenox Park Blvd Owner, LLC, which in turn owns and operates Aspire Lenox Park Apartments, a 407-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $2,104,085.
(5)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Metropole Investor, LLC. Marble Metropole Investor, LLC has a 90% ownership interest in Post RPMO JC LLC, which in turn owns 99.50% in RPMI Metropole Holdings LLC. Post RPMI Metropole Holdings LLC has 100% ownership in Post RPMI Metropole LP. Post RPMI Metropole LP owns and operates Metropole Apartments, a 289-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $1,339,315.
(6)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Shadow Creek Investor, LLC, which in turn owns 79.99% in KV Shadow Creek Holdings, LLC, which in turn owns and operates Shadow Creek Apartments, a 347-unit multifamily development. As of December 31, 2024, the unfunded commitment for this investment was $2,630,633.
(7)	Marble Capital Income and Impact Fund, LP and Subsidiaries have 100% ownership interest in Marble Trailside Investor, LLC. Marble Trailside Investor, LLC has a 85% ownership interest in Trailside JV, LLC, which in turn owns 100% of Trailside Townhomes, LLC. Trailside Townhomes owns and operates a 149-unit multifamily development.
(8)	Marble Capital Income and Impact Fund, L.P. and Subsidiaries have a 84.87% ownership interest in MC I&I Pref Opco, LP, an affiliated entity with the primary purpose to invest in preferred interests of privately held companies engaged in the acquisition and/or development and operation of various real estate projects. As of December 31, 2024, the Fund's uncalled capital commitment is $0. Redemptions are not permitted. Proceeds will be distributed as they become available, the timing of which is currently unknown. The fund does not have a fixed term.

The accompanying footnotes are an integral part of the consolidated financial statements.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Schedule of Investments (continued)

December 31, 2024

The following table represents security positions that are indirectly held by the Fund through MC I&I Pref Opco, LP. The cost and value represent the Fund's proportionate share of investments held by MC I&I Pref Opco, LP.

	Fund's	Percentage
	Proportionate	of Partners'
Investment in MC I&I Pref Opco, LP, at fair value	Share	Capital
United States
Real Estate, Preferred Member
Marble Legacy Park Investor, LLC	$11,882,131	7.5%
Marble Patten East Investor, LLC	5,754,242	3.6
Marble Rainbow Mezz Lender, LLC	18,007,486	11.4
Marble Discovery Park Investor, LLC	$6,136,170	3.9%

The accompanying footnotes are an integral part of the consolidated financial statements.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Operations

For the Year Ended December 31, 2024

Investment income allocated from affiliated private investment company
Interest	$1,370,795
Distributions from private operating companies	1,671,956
Total investment income allocated from affiliated private investment company	3,042,751

Expenses allocated from affiliated private investment company
Professional fees	179,024
Organizational expenses	27,803
Other expenses	20,061
Total expenses allocated from affiliated private investment company	226,888

Investment Income
Dividend income	141,843
Distributions from private operating companies	4,942,285
Total investment income	5,084,128

Expenses
Professional fees	707,351
Organization costs	179,686
Other expenses	118,353
Management fee	358,133
Total expenses	1,363,523

Net investment income	$6,536,468

Realized and unrealized gain on investments
Net change in unrealized appreciation on investments in private operating companies	$3,693,063
Net change in unrealized appreciation allocated from investments in affiliated private investment company	1,368,886
Net gain on investments	5,061,949

Net increase in partners' capital resulting from operations	$11,598,417

The accompanying footnotes are an integral part of the consolidated financial statements.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Changes in Partners' Capital

For the Year Ended December 31, 2024

	General	Limited
	Partner	Partner	Total
Partners' capital, beginning of year	$-	$63,716,223	$63,716,223

Capital contributions	-	89,937,087	89,937,087

Capital distributions	-	(7,288,580)	(7,288,580)

Net increase in partners' capital resulting from operations
Net investment income	-	6,536,468	6,536,468
Net gain on investment	-	5,061,949	5,061,949
Carried interest allocation to General Partner	341,129	(341,129)	-
Net increase in partners' capital resulting from operations	341,129	11,257,288	11,598,417

Partners' capital, end of year	$341,129	$157,622,018	$157,963,147

The accompanying footnotes are an integral part of the consolidated financial statements.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2024

Cash flows from operating activities
Net increase in partners' capital resulting from operations	$11,598,417
Adjustments to reconcile net increase (decrease) in partners' capital from operations to net cash provided by (used in) operating activities:
Interest income allocated from investment in affiliated private investment company	(1,370,795)
Distributions from private operating company, allocated from affiliated private investment company	(1,671,956)
Expenses allocated from investment in affiliated private investment company	226,888
Net change in unrealized appreciation (depreciation) allocated from investments in affiliated private investment company	(1,368,886)
Net change in unrealized appreciation (depreciation) on investments in private operating companies	(3,693,063)
Purchases of investment in affiliated private investment company	(13,090,270)
Proceeds from investment in affiliated private investment company	2,883,307
Purchases of investments in private operating companies	(56,360,269)
Changes in assets and liabilities:
Distributions receivable from investments in private operating companies	(899,068)
Distribution receivable from investment in affiliated private investment company	10,583
Prepaid management fee	13,497
Dividends receivable	(8,162)
Other assets	134,188
Due from related party	20,591
Due to related party	(17,504,066)
Accrued expenses	28,931
Management fee payable	13,085
Net cash used in operating activities	(81,037,048)

Cash flows from financing activities
Capital contributions, net of contributions received in advance	92,695,314
Capital distributions, net of distributions payable	(6,499,082)
Net cash provided by financing activities	86,196,232

Net change in cash and cash equivalents	$5,159,184

Cash and cash equivalents, beginning of year	74,556

Cash and cash equivalents, end of year	$5,233,740

The accompanying footnotes are an integral part of the consolidated financial statements.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

1.             Nature of operations

Marble Capital Income and Impact Fund, LP (“Marble Capital Income and Impact”), a Delaware limited partnership, and its wholly owned subsidiaries MC Income and Impact REIT, LLC (“REIT”), a Delaware limited liability company and MC I&I Common Opco, LP (Common Opco), a Delaware limited partnership, together (the “Fund”), commenced operations on July 26, 2023. The primary purpose of the Fund is to invest in privately held entities engaged in the acquisition and/or development and operation of real estate projects.

The Fund is managed by Marble Capital Income and Impact Fund GP, LLC (the “General Partner”), which serves as the general partner. The Partnership has perpetual existence but shall be dissolved and the affairs of the Fund wound up upon the occurrence of a disabling event with respect to the General Partner, a vote by limited partners representing at least 66.67% of the Fund’s interests to dissolve the Fund, or the election of General Partner to terminate and dissolve the Fund provided written notice of such election to the limited partners with no majority of limited partners objecting to such dissolution.

2.             Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in FASB Topic 946 of the Codification, entitled Financial Services – Investment Companies.

Consolidation

The accompanying consolidated financial statements reflect consolidated accounts of Marble Capital Income and Impact and its wholly owned subsidiaries REIT and Common Opco, formed for the sole purpose of facilitating the Fund's investments. All intercompany balances were eliminated in the accompanying consolidated financial statements.

Cash

Cash represents cash deposits held at financial institutions. Cash is held at major financial institutions and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) limitations. As of December 31, 2024, the Fund had cash equivalents of $2,363,647 in money market funds, which are stated at net asset value, and are classified as Level 1 in the fair value hierarchy.

In the normal course of business, substantially all of the Fund’s cash balances and transactions are transacted with Bank of America. The Fund is subject to credit risk to the extent any institution with whom it conducts business is unable to fulfill contractual obligations on its behalf. The Fund’s management monitors the financial condition of such institutions and does not anticipate losses from these counterparties.

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Fund uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

2.             Summary of significant accounting policies (continued)

Fair Value - Definition and Hierarchy (continued)

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include: (a) quoted prices for similar assets in active markets; (b) quoted prices for identical or similar assets in markets that are not active; (c) inputs other than quoted prices that are observable for the asset; or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are unobservable and significant to the entire fair value measurement.

Private investment companies measured using net asset value as the practical expedient are not categorized within the fair value hierarchy.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, determining fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is generally categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value – Valuation Techniques and Inputs

Investments in Private Operating Companies

The Fund establishes valuation processes and procedures to ensure that the valuation methodologies for investments that are categorized within Level 3 of the fair value hierarchy are fair, consistent, and verifiable.

The General Partner oversees the entire valuation process of the Fund’s Level 3 investments and is responsible for developing the Fund’s written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies. The valuations of the Fund’s Level 3 investments are evaluated quarterly if information or events leads the General Partner to adjust the valuation on an interim basis. Valuations determined by the General Partner are required to be supported by market data, internal cash flow models, or other methods the General Partner deems to be appropriate.

These assessments typically incorporate an income approach reflecting a discounted cash flow analysis. The net cash flow is forecast over the expected remaining economic life and discounted to present value using a discount rate. Inputs relied upon by the income approach include annual projected cash flows for each investment through their respective investment horizons. These cash flow assumptions may be probability-weighted to reflect the risks associated with achieving expected levels across various scenarios. Investments in private operating companies are included in Level 3 of the fair value hierarchy.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

2.             Summary of significant accounting policies (continued)

Investment in Affiliated Private Investment Company

The Fund values its investment in MC I&I Pref Opco, LP utilizing the net asset value provided by the underlying private investment fund as a practical expedient. If it is probable the Fund will sell the investment at an amount different from the net asset valuation, the committee considers other factors in addition to the net asset valuation in its determination of fair value. As of December 31, 2024, the Fund valued its investment in MC I&I Pref Opco, LP entirely based on the net asset valuation provided by the underlying investment company as a practical expedient.

MC I&I Pref Opco, LP shares a valuation policy with the Fund and values its investments consistent with what is described in this Note 2.

Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. Interest is recognized on the accrual basis and the collectability of interest receivable is evaluated when making accruals. Distributions that represent returns of capital in excess of cumulative profits and losses are credited to investment cost rather than investment income.

Income Taxes

The Fund does not record a provision for U.S. federal, state, or local income taxes because the partners report their share of the Fund’s income or loss on their income tax returns. The Fund files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. Generally, the Fund is subject to income tax examinations by major taxing authorities during the three-year period prior to the period covered by these consolidated financial statements.

MC Income and Impact REIT, LLC, a consolidated subsidiary of the Fund, has elected to be treated as a REIT under Sections 856 through 860 of the Code beginning with the tax year ended December 31, 2024. In general, a company which elects REIT status, distributes at least 90% of its REIT taxable income to its shareholders in any taxable year, and complies with certain other requirements. It is not subject to federal income taxation to the extent of the income which it distributes. If it fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates on its taxable income. Even if it qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income. In order to maintain its qualifications as a REIT, MC Income and Impact REIT, LLC intends to make regular dividend payments to its shareholders that, will represent at least 90% of its taxable income, which may not necessarily equal net investment income as determined in accordance with GAAP, determined without regard to the deductions for dividends paid and excluding any net capital gains. For the year ended December 31, 2024, MC Income and Impact REIT, LLC has complied with all REIT requirements, as amended, and promulgated regulations thereunder.

The Fund is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the current period. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2024, and expects no changes to that conclusion within the next twelve months.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

2.             Summary of significant accounting policies (continued)

Use of Estimates

Preparing consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, including the fair value of investments, and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

Organization Costs

The Fund shall pay or reimburse the General Partner or its affiliates organizational expenses of the Fund. Organization costs in excess of the greater of (i) $2,000,000 or (ii) .75% of the Total Commitments shall be offset against management fees or be borne by the General Partner. Organization costs are expensed as incurred, and the amount incurred by the Fund is reflected on the Consolidated Statement of Operations. There were no excess organization costs incurred during the year ended December 31, 2024.

3.            Fair value measurements

The following table presents the classification of the Fund’s fair value measurements as of December 31, 2024:

	Level 1	Level 2	Level 3	Total
Assets (at fair value)
Investments in private operating companies
Real Estate, Common Member	$-	$-	$99,537,878	$99,537,878
Real Estate, Preferred Member	-	-	13,723,576	13,723,576

Total Investments, at fair value	$-	$-	$113,261,454	$113,261,454

The Fund’s investment in MC I&I Pref Opco, LP is valued as permitted by the practical expedient and therefore, does not need to be categorized within the fair value hierarchy.

The following table summarizes the valuation techniques and significant unobservable inputs used for the Fund’s investments that are categorized in Level 3 of the fair value hierarchy as of December 31, 2024:

	Fair Value at December 31, 2024	Valuation Technique	Unobservable Inputs	Range of Inputs
Assets
Investments in private operating companies
Real Estate, Common Member	$47,377,438	Discounted cash flow model	Discount rate Months to exit	11% 40 - 58
Real Estate, Preferred Member	$13,723,576	Discounted cash flow model	Discount rate Months to exit	12% 45
Real Estate, Common Member	$52,160,440	Recent Transaction	N/A	N/A

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

3.             Fair value measurements (continued)

During the year ended December 31, 2024, investments fair valued at $47,377,438 changed valuation techniques from recent transaction methodology to the discounted cash flow model as the recent transactions no longer reflect current market conditions for those investments.

During the year ended December 31, 2024, there were no transfers in or out of level 3 and the Fund purchased $56,360,269 of level 3 assets.

4.             Committed capital

As of December 31, 2024, the Fund has total capital commitments from its partners with respect to their partnership interests in the aggregate of $179,331,000. The General Partner may make capital calls up to the amount of unfunded capital commitments to enable the Fund to make investments, pay fees and expenses, or to provide reserves. No partner is required to fund an amount in excess of their unfunded capital commitments. As of December 31, 2024, the Fund’s uncalled capital commitments amounted to $25,533,227. As of December 31, 2024, the ratio of total contributed capital to total committed capital is 85.76%.

5.             Related party transactions

The Fund considers the General Partner, their principal owners, members of management, members of their immediate families, and entities under common control to be related parties to the Fund. Amounts due from and due to related parties are generally settled in the normal course of business without formal payment terms.

The Fund pays the General Partner a management fee, initially calculated at a rate of 1.25% per annum, based on the limited partners’ Net Asset Value, payable quarterly in advance. Management fees for the year ended December 31, 2024, are recorded in the Consolidated Statement of Operations.

Due to related party on the Consolidated Statement of Assets and Liabilities represents amounts owed by Marble Capital LP, an affiliate of the Fund, for expense reimbursements.

6.             Partners’ capital

Allocation of Partners’ Net Profits and Losses

At the end of each fiscal year of the Fund, the net profits and losses are allocated to the capital accounts of the partners as follows:

(a)	Net profits and losses are generally allocated to the limited partners in proportion to their capital contributions.

(b)	Net profits related to the Fund’s investments, are allocated on the same basis as the partners’ distributions (as described below).

Net profits and net losses included in (a) and (b) above include both realized and unrealized profits and losses.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

6.             Partners’ capital (continued)

Partners’ Distributions

The General Partner expects to cause the Fund to make distributions of distributable cash on a quarterly basis that the amount, timing and frequency of any distributions will be in the sole discretion of the General Partner. All distributions of distributable cash shall be distributed to the limited partners in amounts proportionate to the aggregate Fund Net Asset Value attributable to the partnership units held by the respective limited partners on the record date for such distribution.

The proceeds attributable to the Fund’s investments (which shall include all proceeds attributable to the disposition of such investments, net of expenses, as well as any dividends or interest income earned on such investments) are distributed to the partners in amounts proportionate to the aggregate partnership net asset value attributable to the partnership units held. The amount shall be distributed as follows:

(a)	first, if the total return for the applicable period exceeds the sum of (1) the amount that results in a six percent (6.0%) annualized internal rate of return on the partnership net asset value of the partnership units excluding any partnership units held by the General Partner, “Hurdle Amount” and (2) the loss carryforward amount (if any) (any such excess, “Excess Profits”), one hundred percent (100%) of such annual Excess Profits until the total amount allocated to the General Partner equals fifteen percent (15%) of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner (which is commonly referred to as the “catch-up”); and

(b)	second, to the extent there are remaining excess profits, fifteen percent (15%) of such remaining excess profits.

Carried Interest Allocation

The capital accounts reflect the carried interest to the General Partner as if the Fund had realized all assets and settled all liabilities at the fair value reported in the consolidated financial statements, and allocated all gains and losses and distributed the net assets to the partners at the reporting date consistent with the provisions of the Fund’s governing documents. During the year ended December 31, 2024, the amount of the carried interest that was allocated to the General Partner is shown on the Consolidated Statement of Changes in Partners’ capital, if any.

The General Partner, in its sole discretion, may waive or reduce the applicable carried interest with respect to any limited partners in proportion to their respective capital account balances.

Redemptions

Each limited partner shall have the right to request that the Fund redeem any partnership units held by such limited partner that have been outstanding for at least twelve (12) months (the “Lock-Out Period”) by providing the General Partner with a written request in a form acceptable to the General Partner at least one hundred and twenty (120) calendar days prior to the desired redemption date, limited to a semi-annual basis effective June 30th and December 31st of each calendar year. The Lock-Out Period shall not apply to (A) the General Partner, (B) The Special Limited Partner, and (3) participants of the Fund’s distribution reinvestment program (“DRP”). Unless waived by the General Partner in its sole discretion, the redemption request must be for partnership units with an aggregate partnership net asset value of at least $125,000. In no event will the General Partner, the Fund, or their respective affiliates be obligated to sell or finance, or cause to be sold or financed, or otherwise transfer, any assets (including assets owned directly or indirectly by the Fund), contribute additional capital or assets to the Fund, or take any other action (including incurring indebtedness) in order to redeem any partnership units. Redemption units will be redeemed on a pro rata basis based upon the relative number of redemption units submitted by each limited partner.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

6.             Partners’ capital (continued)

Redemptions (continued)

The redemption price of each redemption unit redeemed by a limited partner shall be equal to:

(i)	with respect to the redemption units that may have been outstanding for at least twelve (12) months but fewer than twenty-four (24) months, ninety-five percent (95%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date;

(ii)	with respect to redemption units that may have been outstanding for at least twenty-four (24) months but fewer than thirty-six (36) months (as of the applicable redemption date), ninety-seven and one-half percent (97.5%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date; and

(iii)	with respect to redemption units that may have been outstanding for at least thirty-six (36) months (as of the applicable redemption date), the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date. Notwithstanding the foregoing, the redemption price of each redemption unit issued pursuant to the DRP, and each redemption unit issued to the General Partner or the Special Limited Partner shall be equal to one hundred percent (100%) of the Fund’s Net Asset Value per partnership unit as of the last day of the quarter immediately preceding the redemption date.

The aggregate Fund’s Net Asset Value of total redemptions of partnership units as of each redemption date will be limited to no more than ten percent (10.0%) of the average aggregate Fund’s Net Asset Value over the preceding six-month period.

7.             Unfunded investment commitments

As of December 31, 2024, the Fund had committed $40,407,719 to MC I&I Pref Opco, LP of which $0 remains unfunded. The Fund also has committed $116,529,630 to investments in private operating companies of which $6,961,239 remains unfunded at December 31, 2024. As of December 31, 2024, there were no recallable distributions.

8.             Indemnifications

The Fund has provided general indemnification to the General Partner, any affiliate of the General Partner and any person acting on behalf of the General Partner or such affiliate when they act, in good faith, in the best interest of the Fund. The Fund is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

9.             Financial highlights

Financial highlights for the year ended December 31, 2024, are as follows:

Internal Rate of Return

Internal rate of return, since inception
Through December 31, 2024	7.08%
Through December 31, 2023	6.70%

Ratios to Average Partners' Capital

Total Expenses before carried interest to General Partner	1.26%
Carried interest to General Partner	0.30%
Total Expenses and carried interest to General Partner	1.56%

Net investment income ratio	5.17%

Financial highlights are calculated for the limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on different management fees and carried interest arrangements and the timing of capital transactions. The ratios include allocated income & expenses from the affiliated private investment companies.

The Internal Rate of Return (“IRR”) of the limited partners since inception of the Fund is net of carried interest allocation to the General Partner, if any, and was computed based on the actual dates of capital contributions and distributions, and the ending aggregate limited partners’ capital at the end of the year.

The net investment income (loss) ratio does not reflect the effects of net realized and unrealized gain (loss) on investments or carried interest allocation to or from the General Partner, if any.

10.            Market risk and other risk factors

The General Partner of the Fund seeks investment opportunities in multi-family development projects and investments in securities that offer the possibility of attaining capital appreciation obtained primarily through preferred and common equity investments. Certain events particular to the industry in which the Fund invests, as well as general economic and political conditions, may have a significant negative impact on the underlying investees' operations and profitability. In addition, the Fund is subject to changing regulatory and tax environments. Such events are beyond the Fund’s control, and the likelihood that they may occur cannot be predicted. Furthermore, most of the Fund’s underlying investments are made in private operating companies whose shares do not trade on established exchanges. While it is expected that these private operating companies may pursue initial public offerings, trade sales, or other liquidation events, there are generally no public markets for these investments at the current time. The Fund’s ability to liquidate its underlying investments in private operating companies and publicly traded investments and realized value is subject to significant limitations and uncertainties.

MARBLE CAPITAL INCOME AND IMPACT FUND, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2024

10.           Market risk and other risk factors (continued)

In the normal course of business, the Fund maintains its cash balances in financial institutions, which at times may exceed federally insured limits. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The value of the Fund's investments will go up and down, sometimes rapidly or unpredictably, based on the performance of the securities and investments owned by the fund and other factors generally affecting the securities market. Market risks, including political, regulatory, economic and social developments, can affect the value of the Fund's investments. Natural disasters, public health emergencies, terrorism, conflicts, and other unforeseeable events may lead to increased market volatility and may have adverse long-term effects on world economies and markets generally.

11.            Subsequent events

The General Partner has evaluated subsequent events through April 25, 2025, the date these consolidated financial statements were available to be issued, and has determined that no subsequent events warrant adjustment to or disclosure in these consolidated financial statements.